UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2024, Serve Robotics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as the representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), in connection with the public offering of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $4.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to 1,500,000 additional shares of Common Stock on the same terms (the “Over-Allotment Option”). Capitalized terms used but not otherwise defined herein have meanings set forth in the Underwriting Agreement.

The Company’s net proceeds from the Offering, after deducting the underwriting discount and other estimated offering expenses payable by the Company, are expected to be approximately $35.7 million. The Company intends to use the net proceeds from the Offering to fund the research and development of the next generations of its robots, including certain manufacturing activities and the planned geographic expansion of its fleet into new areas, and the remainder, if any, for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities. The Company anticipates the closing of the Offering to occur on April 22, 2024.

The Offering was conducted pursuant to the Company’s prospectus dated April 17, 2024, in the form to be filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024 (the “Prospectus”), pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which forms part of the Company’s Registration Statement on Form S-1 (File No. 333-277809), which was declared effective by the SEC on April 17, 2024.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in their entirety by reference to, the copy of the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 17, 2024, the Company issued a press release announcing the pricing of the Offering and the uplisting of the Company’s Common Stock to The Nasdaq Capital Market, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

As a result of the Offering, the Company’s Common Stock will become listed on The Nasdaq Capital Market and will trade under the ticker symbol “SERV” beginning on April 18, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits.

Exhibit Number	Description
1.1§	Underwriting Agreement, dated as of April 17, 2024, by and between the Company and Aegis Capital Corp.
99.1	Press release, dated April 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

§	Certain schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: April 18, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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